Exhibit 99.1 Investor Introduction March 2019

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. CNO Financial Group | Investor Introduction 2

Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. CNO Financial Group | Investor Introduction 3

Investment Highlights Well-positioned in underserved senior middle-income market Favorable demographic tailwinds Highly differentiated business model Sustainable growth initiatives in place Strong balance sheet; robust free cash flow generation CNO Financial Group | Investor Introduction 4

Committed to the Middle-Income Market What is our Our Purpose To provide financial peace of mind to every purpose customer we serve What we’re Become the leader in meeting Middle-Income building Our Vision America’s needs for financial security and readiness for the life of their retirement Why we will Our Strategic Uniquely positioned to reach this underserved succeed Positioning demographic − Know it well; have been serving it longer Business model designed to adapt to a changing landscape and customer preferences − Customer focused, broad portfolio − Ability and expertise to reach target market − Shift to asset protection and longevity products − Diversified distribution CNO Financial Group | Investor Introduction 5

CNO Financial Group Overview . Focused on serving the protection needs of the 2018 Collected Premium: Product fast-growing but underserved market of middle- Supplemental income Americans at or near retirement Health & Other 17% . Products include life, fixed annuities, Medicare Long-Term Annuities supplement, supplemental health and limited Care 31% benefit duration long-term care (LTC) 10% . Sold through efficient, growing, and largely Medicare Supplement Life exclusive distribution channels: 21% 21% – Bankers Life: strong career agent franchise 2018 Collected Premium: Business Brand – Washington National: wholly-owned Colonial LTC in distributor (PMA), independent agents and Penn Runoff worksite platform 8% 4% – Colonial Penn: direct to consumer Washington National distribution platform 18% . Broker-dealer and RIA offer investment and Bankers annuity products and support agent income Life 70% . Over 3 million policies in-force (as of December 31, 2018) Total: $3.8B in Total Collected Premiums 2018 CNO Financial Group | Investor Introduction 6

What Makes CNO Different Our Focus on Middle- Our Diverse Income America Distribution Health and Wealth Insurance and Solutions Securities Solutions Strong Cash Flow Generation CNO Financial Group | Investor Introduction 7

CNO Has a Unique Understanding of the Middle Market… CNO is well positioned in the attractive senior middle market, with 63% of middle-income households being underinsured and nearly 60% of baby boomers lacking financial advisors(1) Percentage of Population Age 65+ without a Financial Product CNO Solutions  Extensive experience and understanding of the middle Other Health 84% market  Differentiated with our market LTC 83% vs. product focus  Diversification of products and distribution provides sustainable Annuities 78% competitive advantage  Positioned to help customers to Medicare Supplement 60% address main concerns of outliving their assets and dealing with rising healthcare costs as they age Life Insurance 40% (1) Bankers Life Center for a Secure Retirement 2017 CNO Financial Group | Investor Introduction 8

CNO Has a Diversified Product Mix Focused on Protection Needs… Product Offer Key Points . Basic products that meet the insurance 1 Life Insurance needs of the middle-market . Attractive and predictable return Annuities 2 characteristics . Mix of protection and accumulation 3 Medicare products to serve varied customer needs . Product mix balances interest rate risk Supplemental Health 4 with shorter duration pure mortality and morbidity insurance . Lower risk long-term care products with 5 Long-Term Care short-duration benefit period CNO Financial Group | Investor Introduction 9

# Supported by a Broad Business Model with an Extensive Distribution Network

| | BANKERS LIFE | Washington National | Colonial Penn |
|---|---|---|---|
| **Market Focus** | ▪ Middle-income senior market with Medicare supplement, life, fixed annuity, and LTC products[4] | ▪ Middle-income working Americans with supplemental health and protection products | ▪ Middle-income retirees with simple, straightforward life insurance products |
| **2018 Collected Premiums[1]** | ▪ $2.6B<br>▪ 70% of 2018 collected premiums | ▪ $693MM<br>▪ 18% of 2018 collected premiums | ▪ $298MM<br>▪ 8% of 2018 collected premiums |
| **Distribution Model** | ▪ Career distribution<br>▪ "Kitchen-table" sales model through ~4,100 producing agents[2][3]<br>▪ Over 265 locations nationwide<br>▪ In-house broker-dealer and RIA to support sales of annuity and investment products | ▪ Largely exclusive distribution<br>▪ Distribution through PMA (a wholly owned subsidiary) and a diverse network of independent marketing organizations and agencies (including worksite marketing)<br>▪ ~700[3] producing PMA agents | ▪ Direct to consumer distribution<br>▪ Direct response model with media and mail-based lead generation with robust telemarketing support |

(1) 2018 collected premiums in the Long-Term Care (LTC) in run-off segment were $146mm or 4% of total collected premiums.
(2) Active agents (agents + unit field trainers) as of YE18.
(3) Includes agents selling at least one policy in the last month.
(4) Also distribute Medicare Advantage and Medicare Part D prescription drug plans for other insurance companies for a fee.

CNO Financial Group | Investor Introduction 10

CNO Has Ongoing Initiatives to Accelerate Profitable Growth… Initiatives Applicable to All Segments Broaden core customer Leverage technology to boost Engage in opportunistic M&A to demographic / move to the Enhance product portfolio efficiency and drive add capabilities as appropriate right productivity . Continue building broker-dealer and RIA . Broaden geographic reach . Reshape agency with enhanced . Advance worksite capabilities new agent support / training, and push for more financial advisors . Expand independent distribution . Improve retention of . Improve brand awareness experienced agents . Augment cross-selling efforts . Simplified issue underwriting . Enhanced use of data for enhancements improved underwriting . Expand web / digital presence . Leverage lead-sharing cross-sales opportunities CNO Financial Group | Investor Introduction 11

CNO’s Comprehensive and Active Risk Management Strategy . Business plan supports strong overall risk management strategy – Disciplined pricing and review of actuarial assumptions – Consistent application of company-wide stress tests1 – Ongoing monitoring of emerging actuarial experience, asset exposures and operational risks . Series of transactions have led to a reduction of complex policies – Ceded approximately $2.7bn of legacy LTC statutory reserves in 2018 – Sale of Conseco Life Insurance Company (CLIC) in 2014 – Separation of closed block LTC company in 2008 – Ceded $3bn annuity block in 2007 . Healthy consolidated RBC ratio of 393% at December 31, 2018 – Target RBC ratio of 400-425% over time – Maintain minimum $150 million of liquidity at the holding company 1 Financial implications remain limited in stressed scenarios. CNO Financial Group | Investor Introduction 12

Divestiture of Legacy LTC Exposure Significantly Reduces Risk Profile LTC Reinsurance transaction - A transformative risk reduction transaction for CNO . In September 2018, Bankers Life entered into an agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) long-term care reserves through indemnity coinsurance – Culmination of multi-year exploration of strategic alternatives – Comprising 52% of CNO’s statutory long-term care reserves – $825mm ceding commission paid to Wilton Re, financed from existing capital resources . Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective . Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an additional $500mm of over-collateralization . Wilton Re is a highly-rated and well-capitalized counterparty . Step forward in achieving investment grade ratings . Transaction results in minimal impact to near-term GAAP earnings and results in robust holding company cash flow generation Reserve Composition* Pre Transaction Post Transaction LTC LTC 24% 12% Fixed Life Annuities 16% Fixed Life 49% Annuities 13% Health 56% Health 16% 14% * Reserve net of reinsurance CNO Financial Group | Investor Introduction 13

Holistic Approach to Managing Bankers Retained LTC Business . Focus on senior middle-market drives reduced tail risk . Significant claims data on older ages drives reliable studies and estimates – No mortality or morbidity improvements assumed – Minimal future rate increases projected – Ultimate new money rate lowered to 6.0% from 6.5% . Manage new business risk through focus on short duration of policies, use of reinsurance, and control over distribution – Average benefit period for new sales is ~10 months; no longer sell LTC with benefit periods longer than 3 years – Continue to reinsure 25% of new business . Company’s proactive in-force management – Since 2006, CNO has completed five rounds of actuarially justified rate increases – Comprehensive claim persistency studies conducted and refreshed regularly – 2018 LRT margin of $235 million or ~13% of Net GAAP Liabilities – Stat reserves $40MM higher than GAAP; Total LTC is just 13% of overall CNO reserves – 55% of retained policies have benefit periods of one year or less; an additional 39% having benefit periods of one to four years CNO Financial Group | Investor Introduction 14

Experienced Management With a Proven Track Record Experienced management team with an average tenure of 12 years and average service in the insurance sector of 22 years Years in Insurance Name Title Years with CNO Age Sector Gary C. Bhojwani Chief Executive Officer 2 28 51 Erik Helding Chief Financial Officer 14 22 46 Eric Johnson Chief Investment Officer 21 21 58 Bruce Baude Chief Operations and Technology Officer 5 13 54 Matt Zimpfer General Counsel 20 25 51 Yvonne Franzese Chief Human Resources Officer 1 29 60 John Kline Chief Accounting Officer 27 38 61 Gerardo Monroy Chief Marketing Officer 17 17 51 Scott Goldberg President, Bankers Life 13 17 48 Mike Heard President, Washington National 5 21 53 Joel Schwartz President, Colonial Penn 4 13 55 CNO Financial Group | Investor Introduction 15

Track Record of Strong Execution Q4 2009 Q1 2012 Refinanced convertible Began buying back stock Q3 2018 debentures puttable in Sept 2010; under repurchase plan Completed LTC issued new equity, paid down and (and making commensurate reinsurance renegotiated Sr. Credit Facility prepayments on the Senior transaction with Wilton Re Credit Facility) Q2 2016 Q3 2012 Q4 2017 Q1 2011 Q3 2014 Strategic Recapitalization - new Amend & extend Pre-paid $50 million Sale of Conseco Life investment in debt structure and revolving credit on Senior Credit Insurance Company Tennenbaum retired Paulson facility Facility to Wilton Re Capital Partners convertible investment 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q2 2016 Q2 2012 Q1 2015 Q3 2009 Launch of in- Q4 2017 Initiation of Enter strategic Reinsurance of house BD/RIA Successful CEO dividend technology life policies to platform transition program partnership with Wilton Re Cognizant Q4 2010 Q1 2012 Q2 2015 Q4 2016 Refinanced $650 Retired early $50 million Q3 2018 Refinance of debt with Recaptured million of debt Senior Health Note Sale of $150mm senior unsecured closed block Tennenbaum revolver and $825mm senior long-term care Capital Partners unsecured notes business investment at gain CNO Financial Group | Investor Introduction 16

High Quality Investment Portfolio Investment Portfolio – Breakdown at December 31, 2018 (1) (2) Fixed Maturity Investments by Type Fixed Maturity Investments by NAIC Rating 4–5 1% 3 Other 4% 17% CMO 3% CMBS 1 8% 2 50% Corporates 45% Munis 61% 11% CNO manages a stable portfolio: 87% of fixed maturity investments are investment grade Lower than average allocation to most higher risk categories – all carefully calibrated 95% of fixed maturities are NAIC 1 or 2 Recession stress test scenarios continually updated –  Low impairments through multiple cycles results manageable (1) Excludes investments from variable interest entities which are consolidated under GAAP. (2) Based on balance sheet carrying value. CNO Financial Group | Investor Introduction 17

Robust and Stable Financial Position… Risk Based Capital (“RBC”) Ratio1 459% 446% 393%  Robust capitalization with $1.7bn statutory capital  Target consolidated RBC of ~400-425%  24 points decrease in RBC from Q3 to Q4 2018 from market volatility, significant recovery 2019 YTD 2016 2017 2018 Debt to Capital2 20.1% 22.3% 19.1%  Conservative approach to capital structure with targeted holding company liquidity of > $150mm  Target leverage of 22.5 – 25.0% 2016 2017 2018 Interest Coverage3 10.8 x 10.0 x 8.9 x  Stable earnings profile drives consistently high interest coverage metrics 2016 2017 2018 (1) The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. (2) Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. (3) Calculated as Adjusted EBIT divided by interest expense (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Investor Introduction 18

Excess Capital Allocation Strategy Disciplined and opportunistic 100% deployment to highest and best use Organic investments to sustain and grow the core businesses Opportunistic Deployment - Highly selective M&A to expand product offerings or enhance distribution - Share repurchases Dividend payout ratio targeted at 20-25% Average external capital deployment1 of $305 million annually from 2016-2018 (1) Includes dividends, share repurchases, and funding LTC reinsurance transaction CNO Financial Group | Investor Introduction 19

2018 Year in Review • Growth initiatives gaining traction • Accelerated new product launches Strong • Bankers Life initiatives drove producing agent growth of 4% Operational • BD/RIA client assets over $1.1 billion Performance • Bankers Life annuity collected premiums up 13% • Record production from Washington National • Improved sales and advertising results at Colonial Penn • LTC transaction completed – ceded $2.7 billion of Building on legacy comprehensive/nursing home reserves • Received investment grade rating from Moody’s; on Track Record of positive outlook with S&P and Fitch Execution • Returned $166 million to shareholders; $57 million in 4th quarter CNO Financial Group | Investor Introduction 20

# Growth Scorecard ($ millions)

All Growth Scorecard metrics positive compared to same quarter 2017

**Drive Growth** / **Expand to the Right**

| | 2017 | | 2018 | | | | | % Change | |
|---|---|---|---|---|---|---|---|---|---|
| | 4Q | TY | 1Q | 2Q | 3Q | 4Q | TY | Q/Q | Y/Y |
| ***New Annualized Premium*** [1] | | | | | | | | | |
| Life Insurance | $33.6 | $145.4 | $36.9 | $36.9 | $37.4 | $36.3 | $147.5 | 8.0% | 1.4% |
| Health Insurance | 51.8 | 187.2 | 41.2 | 44.9 | 44.3 | 53.3 | 183.7 | 2.9% | -1.9% |
| Total Life & Health Insurance | $85.4 | $332.6 | $78.1 | $81.8 | $81.7 | $89.6 | $331.2 | 4.9% | -0.4% |
| ***Collected Premiums*** | | | | | | | | | |
| Bankers Life | $651.1 | $2,518.1 | $627.0 | $653.4 | $635.7 | $732.1 | $2,648.2 | 12.4% | 5.2% |
| Washington National | 168.6 | 673.4 | 176.2 | 172.8 | 167.5 | 176.3 | 692.8 | 4.6% | 2.9% |
| Colonial Penn | 72.0 | 291.6 | 75.3 | 73.8 | 74.0 | 75.2 | 298.3 | 4.4% | 2.3% |
| Sub-total | 891.7 | 3,483.1 | 878.5 | 900.0 | 877.2 | 983.6 | 3,639.3 | 10.3% | 4.5% |
| LTC in run-off | 49.2 | 205.2 | 49.6 | 47.6 | 44.9 | 3.7 | 145.8 | -92.5% | -28.9% |
| Total CNO | $940.9 | $3,688.3 | $928.1 | $947.6 | $922.1 | $987.3 | $3,785.1 | 4.9% | 2.6% |
| ***Annuity Collected Premiums*** | | | | | | | | | |
| Bankers Life | $272.3 | $1,030.6 | $251.4 | $287.0 | $270.5 | $354.3 | $1,163.2 | 30.1% | 12.9% |
| ***Client Assets in Brokerage and Advisory*** [2] | | | | | | | | | |
| Bankers Life | $1,002.6 | $1,002.6 | $1,025.8 | $1,081.7 | $1,178.2 | $1,104.9 | $1,104.9 | 10.2% | 10.2% |
| ***Fee Revenue*** [3] | | | | | | | | | |
| Bankers Life | $8.5 | $42.2 | $19.0 | $10.0 | $10.2 | $10.4 | $49.6 | 22.4% | 17.5% |

(1) Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.
(2) Client assets include cash and securities in brokerage and managed advisory accounts.
(3) Fee revenue for 2017 periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018.

CNO Financial Group | Investor Introduction 21

Segment Update Key Initiatives Fourth Quarter Results • Total collected premiums up 12% • Annuity first year collected premiums up 30% Reinvigorate growth • Health NAP up 1%; Life NAP down 10% • Med Advantage issued polices up 34% • More than $1.1 billion of total client assets at BD/RIA Expand to the Right • Financial Advisor count up 20%; 13% of agent force dually licensed • Average annuity sale up 10% • Quarterly producing agent count up 4% Reshape the agent force • Positive impact from agent force initiatives and optimize productivity • Improved productivity: Producing agents up 4% while first year collected premium up 24% CNO Financial Group | Investor Introduction 22

Segment Update Key Initiatives Fourth Quarter Results • Life/Health NAP up 11% Maintain growth momentum • Total collected premiums up 5% • Quarterly producing agents up 6% • $1.5 million in sales from geographic Expand geographically expansion; full-year sales of $4.7 million • Life sales up 78%; now 10% of overall sales Enhance product portfolio • Short-term care pilot expanding • Successful Hospital Indemnity product roll-out • Worksite sales up 38%, record 2018 production Advance worksite capabilities • Worksite comprises over 40% of overall sales CNO Financial Group | Investor Introduction 23

Segment Update Key Initiatives Fourth Quarter Results • NAP up 17% Continue sales growth • Total collected premiums up 4% Expand web/digital • Web/digital NAP up 28%; 16% of 2018 sales • Strong results from investments in lead sales capabilities generation expansion • Technology enhancements driving productivity Improve sales productivity gains and efficiency • Improvements in website/user experience boosting conversion Enhance product portfolio • Pilot launches planned in 2019/2020 CNO Financial Group | Investor Introduction 24

Financial Highlights ($ millions, except where noted) Fourth Quarter 2018 Financial Results 4Q17 4Q18 • Net income per diluted share of $0.17 $0.51 • Net operating income per diluted share1 of $0.36 − Excluding significant items, net operating $0.47 $0.45 income per diluted share1 was $0.45 $0.36 • Operating ROE1 excluding significant items of Net Operating Income 10.3% Per Share¹ Net Operating Income • Holding company cash and investments of $220 Per Share Excluding million Significant Items¹ − Opportunistically repurchased $40 million of common stock • Estimated consolidated RBC ratio of 393% Net Operating Income1 $85.8 $59.8 − 27 point decrease due to NAIC required capital formula changes primarily related to Net Operating Income $79.4 $74.9 tax reform, as expected Excl. Significant Items1 − 23 point decrease due to market volatility Weighted Average − Significant recovery in January 2019 Shares Outstanding 167.42 165.9 (in millions) (1) A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. (2) Equivalent common shares of 2.8 million were not included in the diluted weighted average shares outstanding due to net loss recognized in 4Q17. CNO Financial Group | Investor Introduction 25

1 Segment Results ($ millions) Segment Adjusted EBIT Excluding Significant Items2 4Q17 1Q18 2Q18 3Q18 4Q18 Segment Highlights . Bankers Life results reflect lower $90.7 $94.4 Bankers Life $88.6 $76.7 $81.1 Medicare supplement margins . Washington National results reflect Washington higher Supplemental health margins $34.3 National $24.7 $25.4 $30.3 $29.7 . Colonial Penn results reflect higher advertising spend to drive growth $5.9 $5.4 $6.1 $4.8 Colonial Penn ($0.4) – Expect $12-$20 million of EBIT in 2019 with a loss of $1-$3 million Segments in first quarter 2019 Sub-total $119.2 $110.6 $121.5 $130.8 $115.6 . LTC in run-off results in line with expectations $10.9 $10.5 $8.5 $2.1 $0.3 LTC in run-off . Corporate results primarily reflect unfavorable investment returns Corporate compared to 4Q17 ($3.3) ($15.5) ($14.0) ($11.8) ($15.3) Total CNO $126.8 $105.6 $116.0 $121.1 $100.6 (1) Results reflect changes we made to our segment reporting in 3Q18. All prior period segment disclosures have been revised to move the long-term care block ceded in 3Q18 from Bankers Life segment to Long-term care in run-off segment. (2) A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Investor Introduction 26

Investment Results ($ millions) Average Invested Assets and Cash1 Quarter Highlights $24,580 $24,642 $24,823 $24,971 . Results benefiting from alternatives $21,832 and prepayment income $325.1 $329.1 $328.2 $332.0 . Continued positive credit performance $290.4 with low levels of impairments Net Investment Income . GAAP results include $27.5 million decline in market value of equity related investments. Significant recovery of this value in January 2019 4Q17 1Q18 2Q18 3Q18 4Q18 . Statutory capital reflects $74.3 million New Money Rate 5.16% 5.36% 4.80% 4.82% 5.08% in unrealized losses, due to equity Earned Yield2: 5.43% 5.44% 5.40% 5.44% 5.40% related investments, resulting in 11 Pre-Pay/Call/Make- point decrease in RBC. Significant $11.7 $4.4 $3.8 $5.4 $10.9 whole Income recovery in January 2019 Alternative $10.2 $19.9 $12.4 $16.8 $13.0 Investment Income (1) 4Q18 decrease in assets related to transfer of assets as part of LTC reinsurance transaction in 3Q18. Impairments $4.6 - - $2.1 $0.5 (2) Earned Yield excludes assets held in our FHLB matchbook program. CNO Financial Group | Investor Introduction 27

Committed to Long-term Shareholder Value Creation Continued progress on strategic initiatives Effectively deploy excess capital Extend depth and breadth of product offerings Leverage diverse distribution channels and unique product combination Expand to the Right Enhance customer experience Growth in sales, earnings, FCF, and ROE CNO Financial Group | Investor Introduction 28

Appendix

Retained Long-term Care Insurance (Bankers Life) (As of 12/31/2018) % of Policies by Benefit Period Key LTC Data GAAP Reserves $1.82B Greater than 1yr Statutory Reserves $1.86B 2% and <= 4 Yrs Policies In-Force 185,450 Greater Than 4 Average Attained Age 67 years 39% Yrs but Not Life Avg. Daily Benefit $174 55% <= 1Yr % Policies w/Inflation Rider 27.6% (1) 4% Life Average Benefit Period 1.6 years (1) Not including policies with lifetime benefits CNO Financial Group | Investor Introduction 30

# Broker-Dealer and Registered Investment Advisor Disclosures

($ millions)

| | | 2017 | | | | 2018 | | | |
|---|---|---|---|---|---|---|---|---|---|
| | | 1Q | 2Q | 3Q | 4Q | 1Q | 2Q | 3Q | 4Q |
| ***Net New Client Assets in Brokerage and Advisory*** [1] | Brokerage | $4.2 | $10.9 | $4.7 | $15.2 | $12.2 | $3.1 | $26.3 | -$1.1 |
| | Advisory | 17.9 | 26.7 | 32.3 | 39.1 | 50.5 | 49.1 | 44.2 | 13.2 |
| | Total | $22.1 | $37.6 | $37.0 | $54.3 | $62.7 | $52.2 | $70.5 | $12.1 |
| ***Client Assets in Brokerage and Advisory*** [1] ***at end of period*** | Brokerage | $748.7 | $771.2 | $798.2 | $831.3 | $806.7 | $813.6 | $860.4 | $794.1 |
| | Advisory | 63.9 | 92.2 | 127.5 | 171.3 | 219.1 | 268.1 | 317.8 | 310.8 |
| | Total | $812.6 | $863.4 | $925.7 | $1,002.6 | $1,025.8 | $1,081.7 | $1,178.2 | $1,104.9 |

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

***Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.***

***Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601***

CNO Financial Group | Investor Introduction 31

Agent Counts Producing agent count returns to growth; 1 out of every 8 Bankers Life agents is a financial advisor 2017 2018 % Change Bankers Life 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Q/Q Total Quarterly Average Producing Agents 4,252 4,291 4,109 4,029 3,999 4,167 4,168 4,177 3.7% Total LTM Average Producing Agents 1 4,404 4,324 4,243 4,171 4,108 4,076 4,091 4,128 -1.0% Quarterly Average Financial Advisors 378 403 428 468 483 499 534 560 19.7% Washington National Total Quarterly Average Producing Agents 670 693 692 690 668 676 710 729 5.6% Total LTM Average Producing Agents 1 680 684 686 687 686 682 686 697 1.5% 1 Prior method of disclosing agent count Producing Agents are agents that have submitted at least one policy in the month Financial advisors are agents who are licensed to sell certain securities brokerage products and services Quarterly average agent and advisor counts represent the average of the last 3 months. Last Twelve Months (LTM) average represents the average of the last 12 months. CNO Financial Group | Investor Introduction 32

2018 Holding Company Liquidity ($ millions) 4Q18 FY18 Cash and Investments Balance - Beginning $165.9 $396.6 Sources Dividends from Insurance Subsidiaries 114.4 213.9 Dividends from Non-insurance Subsidiaries - 11.0 Management Fees 26.2 108.9 Surplus Debenture Interest 12.3 58.2 Earnings on Corporate Investments 2.3 14.6 Net Intercompany Settlements and Other (4.4) (4.5) Total Sources 150.8 402.1 Uses Contributions to Insurance Subsidiaries - 265.0 Share Repurchases 40.4 100.9 Interest Expense 21.5 44.8 Common Stock Dividends 16.4 64.8 Tax Payments - 26.0 General Expenses & Other 17.7 72.6 Total Uses 96.0 574.1 Mark-to-market Changes in Investment Balances (0.3) (4.2) Cash and Investments Balance - December 31, 2018 $220.4 $220.4 CNO Financial Group | Investor Introduction 33

BBB Portfolio (Fair Value as of 12/31/2018) CNO has benefited from Positive BBB selection relative to Index 2 % Default/Impairments Portfolio Market1 % Downgrades 8.04% 1.02% 7.29% 0.93% 7.26% 5.55% 5.28% 4.75% 4.13% 0.49% 3.63% 3.41% 0.36% 2.73% 2.66% 2.34% 2.62% 2.15% 2.09% 1.68% 1.72% 1.09% 0.94% 0.11% 0.12% 0.84% 0.08% 0.61% 0.88% 0.07% 0.05% 0.06% 0.03% 0.02% 0.00% 0.00% 0.00% 0.00% 0.00% 0.01% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 • BBB rated securities comprise 45% of our fixed maturities • Comfortable with risk-return tradeoff − Steady proportion of BBB overall portfolio holdings over the past 10 − CNO’s annual BBB downgrade/default percentages years have generally been better than market average − BBBs historically have provided significant excess spread over A − Comparatively low loss rates in normalized and rated securities, inclusive of variation in average annual default recessionary scenarios rates − Expected losses manageable under stress − 10% downgrade2 has ~15 point RBC impact scenarios 1 Market sourced data from Moody’s 2 Downgrades NAIC 2 to NAIC 3 CNO Financial Group | Investor Introduction 34

Tax Asset Summary ($ millions) Loss Carryforwards Details $685 . Total estimated economic value of NOLs of $354 million @ 10% Life $194 discount rate (~$2.16 on per share basis) . Life NOLs are expected to offset Non-Life $491 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non-life Non-Life $190 taxable income and 35% of the remaining life taxable income not Loss Carryforwards (1) Valuation Allowance offset by life NOLs through 2023. 1 Excludes $15 million related to state operating loss carryforwards. CNO Financial Group | Investor Introduction 35

4Q17 Significant Items The table below summarizes the financial impact of significant items on our 4Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended December 31, 2017 Excluding significant Actual results Significant items items Net Operating Income: Bankers Life $ 99.4 $ (10.8) (1) $ 88.6 Washington National 23.7 1.0 (1) 24.7 Colonial Penn 5.9 - 5.9 Long-term care in run-off 10.9 - 10.9 Adjusted EBIT from business segments 139.9 (9.8) 130.1 Corporate Operations, excluding corporate interest expense (3.3) - (3.3) Adjusted EBIT 136.6 (9.8) 126.8 Corporate interest expense (11.7) - (11.7) Operating earnings before tax 124.9 (9.8) 115.1 Tax expense on operating income 39.1 (3.4) 35.7 Net operating income * $ 85.8 $ (6.4) $ 79.4 Net operating income per diluted share* $ 0.51 $ (0.04) $ 0.47 (1) Pre-tax earnings in the Bankers Life and Washington National segments reflect $10.8 million of favorable impacts and $1.0 million of unfavorable impacts, respectively, from our comprehensive annual actuarial review of assumptions. * A non-GAAP measure. See pages 39 and 41 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Investor Introduction 36

# 1Q18 Significant Items

The table below summarizes the financial impact of significant items on our 1Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended March 31, 2018 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 77.5 | $ (0.8) (1) | $ 76.7 |
| Washington National | 34.3 | - | 34.3 |
| Colonial Penn | (1.5) | 1.1 (2) | (0.4) |
| Long-term care in run-off | 12.0 | (1.5) (3) | 10.5 |
| Adjusted EBIT from business segments | 122.3 | (1.2) | 121.1 |
| Corporate Operations, excluding corporate interest expense | (15.5) | - | (15.5) |
| Adjusted EBIT | 106.8 | (1.2) | 105.6 |
| Corporate interest expense | (11.9) | - | (11.9) |
| Operating earnings before tax | 94.9 | (1.2) | 93.7 |
| Tax expense on operating income | 21.0 | (0.3) | 20.7 |
| Net operating income * | $ 73.9 | $ (0.9) | $ 73.0 |
| Net operating income per diluted share* | $ 0.44 | $ (0.01) | $ 0.43 |

(1) Pre-tax earnings in the Bankers Life segment included the $0.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment included a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.

(3) Pre-tax earnings in the Long-term care in run-off segment included the $1.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

* A non-GAAP measure. See pages 39 and 41 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Introduction 37

# 4Q18 Significant Items

The table below summarizes the financial impact of significant items on our 4Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended December 31, 2018 | | | |
|---|---|---|---|---|
| | Actual results | Significant items | | Excluding significant items |
| Net Operating Income: | | | | |
| Bankers Life | $ 78.0 | $ 3.1 | (1) | $ 81.1 |
| Washington National | 31.9 | (2.2) | (1) | 29.7 |
| Colonial Penn | 4.8 | - | | 4.8 |
| Long-term care in run-off | 0.3 | - | | 0.3 |
| Adjusted EBIT from business segments | 115.0 | 0.9 | | 115.9 |
| Corporate Operations, excluding corporate interest expense | (29.7) | 14.4 | (2) | (15.3) |
| Adjusted EBIT | 85.3 | 15.3 | | 100.6 |
| Corporate interest expense | (12.1) | - | | (12.1) |
| Operating earnings before tax | 73.2 | 15.3 | | 88.5 |
| Tax expense on operating income | 13.4 | 0.2 | | 13.6 |
| Net operating income * | $ 59.8 | $ 15.1 | | $ 74.9 |
| Net operating income per diluted share* | $ 0.36 | $ 0.09 | | $ 0.45 |

(1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment.

(2) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance (COLI) used as a vehicle to fund Bankers Life's agent deferred compensation plan. Changes in the value of COLI investments are not subject to income taxes.

* A non-GAAP measure. See pages 39 and 41 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Introduction 38

# Quarterly Earnings

($ millions)

| | 4Q17 | 1Q18 | 2Q18 | 3Q18 | 4Q18 |
|---|---|---|---|---|---|
| Bankers Life | $ 99.4 | $ 77.5 | $ 90.7 | $ 94.4 | $ 78.0 |
| Washington National | 23.7 | 34.3 | 25.4 | 30.3 | 31.9 |
| Colonial Penn | 5.9 | (1.5) | 5.4 | 6.1 | 4.8 |
| Long-term care in run-off | 10.9 | 12.0 | 8.5 | 2.1 | 0.3 |
| Adjusted EBIT from business segments | 139.9 | 122.3 | 130.0 | 132.9 | 115.0 |
| Corporate operations, excluding interest expense | (3.3) | (15.5) | (14.0) | (11.8) | (29.7) |
| Adjusted EBIT* | 136.6 | 106.8 | 116.0 | 121.1 | 85.3 |
| Corporate interest expense | (11.7) | (11.9) | (11.9) | (12.1) | (12.1) |
| Operating earnings before taxes | 124.9 | 94.9 | 104.1 | 109.0 | 73.2 |
| Tax expense on period income | 39.1 | 21.0 | 22.2 | 21.5 | 13.4 |
| Net operating income | 85.8 | 73.9 | 81.9 | 87.5 | 59.8 |
| Net realized investment gains (losses) from sales and impairments, net of related amortization | (2.1) | 0.5 | 10.9 | 37.0 | (10.5) |
| Net change in market value of investments recognized in earnings | 0.1 | (15.7) | (0.3) | (5.3) | (27.5) |
| Fair value changes in embedded derivative liabilities, net of related amortization | 5.5 | 25.1 | 8.3 | 22.9 | (0.8) |
| Fair value changes related to the agent deferred compensation plan | 1.2 | - | 11.0 | - | 0.9 |
| Loss related to reinsurance transaction | - | - | - | (704.2) | - |
| Other | (4.2) | 3.3 | (4.2) | 0.8 | 1.8 |
| Non-operating income (loss) before taxes | 0.5 | 13.2 | 25.7 | (648.8) | (36.1) |
| Income tax expense (benefit): | | | | | |
| On non-operating income (loss) | 0.1 | 2.8 | 5.4 | (136.3) | (7.6) |
| Valuation allowance for deferred tax assets and other tax items | 157.1 | - | - | 104.8 | 3.0 |
| Net non-operating income (loss) | (156.7) | 10.4 | 20.3 | (617.3) | (31.5) |
| Net income (loss) | $ (70.9) | $ 84.3 | $ 102.2 | $ (529.8) | $ 28.3 |

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss related to reinsurance transaction; (6) charges in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Investor Introduction 39

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Investor Introduction 40

# Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

| | 4Q17 | 1Q18 | 2Q18 | 3Q18 | 4Q18 |
|---|---|---|---|---|---|
| **Net income(loss) applicable to common stock** | $ (70.9) | $ 84.3 | $ 102.2 | $ (529.8) | $ 28.3 |
| Non-operating items: | | | | | |
| Net realized investment (gains) losses from sales and impairments, net of related amortization | 2.1 | (0.5) | (10.9) | (37.0) | 10.5 |
| Net change in market value of investments recognized in earnings | (0.1) | 15.7 | 0.3 | 5.3 | 27.5 |
| Fair value changes in embedded derivative liabilities, net of related amortization | (5.5) | (25.1) | (8.3) | (22.9) | 0.8 |
| Fair value changes related to the agent deferred compensation plan | (1.2) | - | (11.0) | - | (0.9) |
| Loss related to reinsurance transaction | - | - | - | 704.2 | - |
| Other | 4.2 | (3.3) | 4.2 | (0.8) | (1.8) |
| Non-operating (income) loss before taxes | (0.5) | (13.2) | (25.7) | 648.8 | 36.1 |
| Income tax (expense) benefit: | | | | | |
| On non-operating (income) loss | (0.1) | (2.8) | (5.4) | 136.3 | 7.6 |
| Valuation allowance for deferred tax assets and other tax items | (157.1) | - | - | (104.8) | (3.0) |
| Net non-operating (income) loss | 156.7 | (10.4) | (20.3) | 617.3 | 31.5 |
| **Net operating income (a non-GAAP financial measure)** | $ 85.8 | $ 73.9 | $ 81.9 | $ 87.5 | $ 59.8 |
| **Per diluted share:** | | | | | |
| **Net income(loss)** | $ (0.42) | $ 0.50 | $ 0.61 | $ (3.22) | $ 0.17 |
| Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) | 0.01 | - | (0.05) | (0.18) | 0.05 |
| Net change in market value of investments recognized in earnings (net of taxes) | - | 0.07 | - | 0.03 | 0.13 |
| Fair value changes in embedded derivative liabilities (net of related amortization and taxes) | (0.02) | (0.12) | (0.04) | (0.11) | - |
| Fair value changes related to the agent deferred compensation plan (net of taxes) | (0.01) | - | (0.05) | - | - |
| Loss related to reinsurance transaction (net of taxes) | - | - | - | 4.01 | - |
| Valuation allowance for deferred tax assets and other tax items | 0.94 | - | - | - | 0.02 |
| Other | 0.01 | (0.01) | 0.02 | - | (0.01) |
| **Net operating income (a non-GAAP financial measure)** | $ 0.51 | $ 0.44 | $ 0.49 | $ 0.53 | $ 0.36 |

CNO Financial Group | Investor Introduction 41

Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 4Q17 (a) 1Q18 2Q18 3Q18 (b) 4Q18 Operating income$ 85.8 $ 73.9 $ 81.9 $ 87.5 $ 59.8 Weighted average shares outstanding for basic earnings per share 167,428 167,060 166,098 164,551 164,118 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units - 2,617 1,880 - 1,772 Weighted average shares outstanding for diluted earnings per share 167,428 169,677 167,978 164,551 165,890 Net operating income per diluted share$ 0.51 $ 0.44 $ 0.49 $ 0.53 $ 0.36 (a) Equivalent common shares of 2,750 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17. (b) Equivalent common shares of 2,146 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 3Q18. CNO Financial Group | Investor Introduction 42

# Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

| | 4Q17 | 1Q18 | 2Q18 | 3Q18 | 4Q18 |
|---|---|---|---|---|---|
| Total shareholders' equity | $ 4,847.5 | $ 4,617.2 | $ 4,454.9 | $ 3,619.9 | $ 3,370.9 |
| Shares outstanding for the period | 166,857,931 | 167,354,255 | 164,433,085 | 164,634,365 | 162,201,692 |
| Book value per share | $ 29.05 | $ 27.59 | $ 27.09 | $ 21.99 | $ 20.78 |
| Total shareholders' equity | $ 4,847.5 | $ 4,617.2 | $ 4,454.9 | $ 3,619.9 | $ 3,370.9 |
| Less accumulated other comprehensive income | (1,212.1) | (894.3) | (700.2) | (403.5) | (177.7) |
| Adjusted shareholders' equity excluding AOCI | $ 3,635.4 | $ 3,722.9 | $ 3,754.7 | $ 3,216.4 | $ 3,193.2 |
| Shares outstanding for the period | 166,857,931 | 167,354,255 | 164,433,085 | 164,634,365 | 162,201,692 |
| Dilutive common stock equivalents related to: | | | | | |
| Stock options, restricted stock and performance units | 2,796,385 | 2,351,172 | 1,537,947 | 2,189,022 | 1,391,458 |
| Diluted shares outstanding | 169,654,316 | 169,705,427 | 165,971,032 | 166,823,387 | 163,593,150 |
| Book value per diluted share (a non-GAAP financial measure) | $ 21.43 | $ 21.94 | $ 22.62 | $ 19.28 | $ 19.52 |

CNO Financial Group | Investor Introduction 43

Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Investor Introduction 44

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 4Q17 1Q18 2Q18 3Q18 4Q18 Operating income$ 300.9 $ 315.0 $ 318.3 $ 329.1 $ 303.1 Operating income, excluding significant items$ 288.3 $ 299.6 $ 309.0 $ 321.8 $ 317.3 Net Income (loss)$ 175.6 $ 197.6 $ 216.4 $ (414.2) $ (315.0) Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 Average common shareholders' equity$ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.2% 9.6% 9.6% 10.2% 9.8% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.8% 9.1% 9.4% 10.0% 10.3% Return on equity 3.7% 4.1% 4.6% -9.1% -7.5% (Continued on next page) CNO Financial Group | Investor Introduction 45

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 1Q17$ 59.8 $ 1.9 $ 61.7 $ 244.2 $ 62.3 $ 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) 4Q18 59.8 15.1 74.9 317.3 28.3 (315.0) (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Investor Introduction 46

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 4Q17 1Q18 2Q18 3Q18 4Q18 Pretax operating earnings (a non-GAAP financial measure)$ 454.7 $ 456.7 $ 439.7 $ 432.9 $ 381.2 Income tax (expense) benefit (153.8) (141.7) (121.4) (103.8) (78.1) Operating return 300.9 315.0 318.3 329.1 303.1 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 34.3 30.7 34.7 46.3 37.9 Net change in market value of investments recognized in earnings 15.0 (4.5) (12.8) (21.2) (48.8) Fair value changes in embedded derivative liabilities, net of related amortization (2.5) 27.0 41.2 61.8 55.5 Fair value changes and amendment related to the agent deferred compensation plan (12.2) (12.2) (1.2) 12.2 11.9 Loss on reinsurance transaction - - - (704.2) (704.2) Other (8.8) (5.8) (8.4) (4.3) 1.7 Non-operating income (loss) before taxes 25.8 35.2 53.5 (609.4) (646.0) Income tax expense (benefit): On non-operating income (loss) 9.0 10.5 13.3 (128.0) (135.7) Valuation allowance for deferred tax assets and other tax items 142.1 142.1 142.1 261.9 107.8 Net non-operating income (loss) (125.3) (117.4) (101.9) (743.3) (618.1) Net income (loss)$ 175.6 $ 197.6 $ 216.4 $ (414.2) $ (315.0) (Continued on next page) CNO Financial Group | Investor Introduction 47

# Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

| | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|
| Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) | $ 2,975.3 | $ 3,010.1 | $ 3,010.1 | $ 3,209.5 |
| Net operating loss carryforwards | 710.8 | 668.3 | 628.2 | 655.0 |
| Accumulated other comprehensive income | 540.5 | 777.8 | 855.5 | 622.4 |
| Common shareholders' equity | $ 4,226.6 | $ 4,456.2 | $ 4,493.8 | $ 4,486.9 |

| | 1Q17 | 2Q17 | 3Q17 | 4Q17 |
|---|---|---|---|---|
| Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) | $ 3,236.6 | $ 3,263.2 | $ 3,335.0 | $ 3,225.6 |
| Net operating loss carryforwards | 640.6 | 621.6 | 613.1 | 409.8 |
| Accumulated other comprehensive income | 729.6 | 894.5 | 933.6 | 1,212.1 |
| Common shareholders' equity | $ 4,606.8 | $ 4,779.3 | $ 4,881.7 | $ 4,847.5 |

| | 1Q18 | 2Q18 | 3Q18 | 4Q18 |
|---|---|---|---|---|
| Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) | $ 3,318.7 | $ 3,366.0 | $ 2,705.8 | $ 2,687.3 |
| Net operating loss carryforwards | 404.2 | 388.7 | 510.6 | 505.9 |
| Accumulated other comprehensive income | 894.3 | 700.2 | 403.5 | 177.7 |
| Common shareholders' equity | $ 4,617.2 | $ 4,454.9 | $ 3,619.9 | $ 3,370.9 |

CNO Financial Group | Investor Introduction 48

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 4Q17 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 Net operating loss carryforwards 601.9 541.7 483.1 441.1 440.4 Accumulated other comprehensive income 868.7 963.0 959.3 868.8 673.2 Common shareholders' equity$ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 CNO Financial Group | Investor Introduction 49

Debt to Capital Ratio (Ex. AOCI) ($ millions) 4Q16 4Q17 4Q18 Corporate notes payable $912.9 $914.6 $916.8 Total shareholders’ equity 4,486.9 4,847.5 3,370.9 Total capital $5,399.8 $5,762.1 $4,287.7 Corporate debt to capital 16.9% 15.9% 21.4% Corporate notes payable $912.9 $914.6 $916.8 Total shareholders’ equity 4,486.9 4,847.5 3,370.9 Less accumulated other comprehensive income (622.4) (1,212.1) (177.7) Total capital $4,777.4 $4,550.0 $4,110.0 Debt to capital ratio, excluding AOCI (a non-GAAP financial measure) 19.1% 20.1% 22.3% The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. CNO Financial Group | Investor Introduction 50

Interest Coverage ($ millions) 2016 2017 2018 Net income (loss)$ 358.2 $ 175.6 $ (315.0) Add income tax expense (benefit) (5.0) 304.9 50.2 Income (loss) before income tax expense (benefit) 353.2 480.5 (264.8) Interest expense on corporate debt 45.8 46.5 48.0 Interest expense on investment borrowings and borrowings related to variable interest entities 70.6 77.2 101.8 Total interest expense 116.4 123.7 149.8 Income (loss) before interest and taxes$ 469.6 $ 604.2 $ (115.0) Interest coverage ratio 4.0 4.9 (a) Adjusted EBIT (b)$ 456.1 $ 501.2 $ 429.2 Interest expense on corporate debt$ 45.8 $ 46.5 $ 48.0 Adjusted EBIT divided by interest expense on corporate debt (a non-GAAP financial measure) 10.0 10.8 8.9 (a) For such ratio, earnings were $264.8 million less than interest expense primarily due to the loss related to the long-term care reinsurance transaction completed in September 2018. (b) See page 52 for a reconciliation of Adjusted EBIT to net income. CNO Financial Group | Investor Introduction 51

Earnings Measures ($ millions) 2016 2017 2018 Bankers Life $ 375.6 $ 367.5 $ 340.6 Washington National 102.9 98.3 121.9 Colonial Penn 1.7 22.6 14.8 Long-term care in run-off 18.4 53.1 22.9 Adjusted EBIT from business segments 498.6 541.5 500.2 Corporate operations, excluding interest expense (42.5) (40.3) (71.0) Adjusted EBIT* 456.1 501.2 429.2 Corporate interest expense (45.8) (46.5) (48.0) Operating earnings before taxes 410.3 454.7 381.2 Tax expense on period income 147.8 153.8 78.1 Net operating income 262.5 300.9 303.1 Net realized investment gains (losses), net of related amortization 7.6 49.3 37.9 Net change in market value of investments recognized in earnings - - (48.8) Fair value changes in embedded derivative liabilities, net of related amortization 9.6 (2.5) 55.5 Fair value changes related to the agent deferred compensation plan 3.1 (12.2) 11.9 Loss related to reinsurance transactions (75.4) - (704.2) Loss on extinguishment of debt - - - Other (2.0) (8.8) 1.7 Non-operating income (loss) before taxes (57.1) 25.8 (646.0) Income tax expense (benefit): On non-operating income (loss) (20.0) 9.0 (135.7) Valuation allowance for deferred tax assets and other tax items (132.8) 142.1 107.8 Net non-operating income (loss) 95.7 (125.3) (618.1) Net income (loss) $ 358.2 $ 175.6 $(315.0) *Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss related to reinsurance transactions, loss on extinguishment of debt, other non-operating items, corporate interest expense and taxes (“Adjusted EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company’s underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss related to reinsurance transactions; (6) changes in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income. CNO Financial Group | Investor Introduction 52